Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Sector Rotation Fund and to the use of our report dated November 19, 2024 on the financial statements and financial highlights of Sector Rotation Fund, a series of Starboard Investors Trust.   Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania
January 28, 2025